UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 8, 2020

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor
Woodland Hills, California 91367
(Address of principal executive offices)(Zip Code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020, the compensation committee of the board of directors (the “Board”) of BlackLine, Inc. (the “Company”) modified the compensation arrangements for each of Therese Tucker, the Company’s Chief Executive Officer and Marc Huffman, the Company’s current President and Chief Operating Officer, in connection with the transition of Ms. Tucker to the serve as the Executive Chair of the Board and Mr. Huffman to serve as the Company’s Chief Executive Officer. This transition is effective January 1, 2021 and was described on a Form 8-K previously filed on August 6, 2020.

Effective January 1, 2021, Mr. Huffman’s base salary will increase to $475,000 and his target annual incentive will remain at 100% of his base salary. In addition, when equity awards are made to the Company’s officers in 2021, Mr. Huffman will receive an equity award with an approximate value of $6,000,000.

Effective January 1, 2021, Ms. Tucker’s base salary will decrease to $328,000 and her target annual incentive will be reduced to 75% of her base salary, with such changes resulting in a 30% reduction in her total target cash compensation. No decisions have been made with respect to equity awards for Ms. Tucker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: December 14, 2020	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Chief Legal and Administrative Officer